UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                             PASSUR AEROSPACE, INC.
                (Name of Registrant as Specified in Its Charter)

                        ---------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee  paid:
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                             PASSUR AEROSPACE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  APRIL 8, 2009

The Annual Meeting of the shareholders of PASSUR Aerospace, Inc. (the "Company") will be held at the LaGuardia Marriott Hotel, in East Elmhurst, New York, on April 8, 2009, at 11:00 A.M., for the following purposes:

     1.   To elect directors for the next year;
     2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2009;
     3. To consider and vote on a proposal to approve the Company's 2009 Stock Incentive Plan; and
     4. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on March 2, 2009 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from March 5, 2009 to the date of the Annual Meeting at the Company's headquarters in Connecticut.

Whether you expect to attend the Annual Meeting or not, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 2009. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2008 are available on our website at http://www.passur.com/who-we-are-investors-sec-filings.htm.

                                        By Order of the Board of Directors


                                        Jeffrey P. Devaney
                                        Chief Financial Officer, Treasurer, and
                                        Secretary

47 Arch Street
Greenwich, CT 06830
March 7, 2009


           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                             PASSUR AEROSPACE, INC.
                                 PROXY STATEMENT

March 5, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PASSUR Aerospace, Inc. (the "Company", "our") for use at the Annual Meeting of Shareholders to be held at the LaGuardia Marriott Hotel, 102-05 Ditmars Blvd., East Elmhurst, New York, on April 8, 2009, at 11:00 A.M.

Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting, or any adjournment or postponement thereof, in accordance with any specification thereon, or if no specification is made, such proxies will be voted "FOR" the election of the named director nominees "FOR" the ratification of BDO Seidman, LLP as independent registered public accountants and "FOR" the approval of the Company's 2009 Stock Incentive Plan. The Board of Directors knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

The Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2008, as filed with the Securities and Exchange Commission and including the financial statements of the Company, is enclosed herewith.

The mailing address of the principal executive office of the Company is 47 Arch Street, Greenwich, Connecticut, 06830. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about March 5, 2009.

                                VOTING SECURITIES

The Company's only class of voting securities outstanding is its Common Stock, par value $0.01 per share (the "Common Stock"). On March 2, 2009, there were ________ shares of Common Stock outstanding. At the Annual Meeting, each shareholder of record at the close of business on March 2, 2009, will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm and for approval of the Company's 2009 Stock Incentive Plan. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum. Broker non-votes and abstentions will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated. An automated system administered by the Company's transfer agent will be used to tabulate the proxies.

                            I. ELECTION OF DIRECTORS

Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as directors of the Company, to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information with respect to the principal occupation or employment, other affiliations, and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. All of the nominees are currently Directors of the Company.

G. S. Beckwith Gilbert, age 67, has continued to serve as the Company's Chairman of the Board since his election in 1997. Mr. Gilbert was appointed Chief Executive Officer in October of 1998 and served as such until his retirement from that post on February 1, 2003. In addition, Mr. Gilbert has been President and Chief Executive Officer of Field Point Capital Management Company, a merchant-banking firm, since 1988. He is a partner of Wolsey & Co., a merchant-banking firm, and a Director of Davidson Hubeny Brands. Mr. Gilbert is also the Chairman of the Board of Fellows of Harvard Medical School, a trustee of The Rockefeller University, a Director of the Yale Cancer Center, and a trustee of the Williston Northampton School.

James T. Barry, age 47, was named President of the Company on April 14, 2003 and Chief Executive Officer on February 1, 2003. Since Mr. Barry joined the Company in 1998, he has held the positions of Chief Operating Officer, Chief Financial Officer, Secretary, and Executive Vice President. From 1989 to 1998, he was with Dianon Systems, Inc., most recently as Vice President of Marketing. Prior to Dianon, Mr. Barry was an officer in the United States Marine Corps.

John R. Keller, age 68, a co-founder of the Company, has been with the Company since its inception in 1967. Mr. Keller received his bachelor's and master degrees in engineering from New York University in 1960 and 1962, respectively. Mr. Keller currently serves as Executive Vice President of the Company.

Paul L. Graziani, age 51, has been a Director of the Company since 1997. He is the President and Chief Executive Officer of Analytical Graphics, Inc. (AGI), a leading producer of commercially available analysis and visualization software for the aerospace, defense, and intelligence communities. In recent times, Mr. Graziani has been recognized as "CEO of the Year" by the Philadelphia region's Eastern Technology Council and the Chester County Chamber of Business and Industry; "Entrepreneur of the Year" regional winner by Ernst & Young; and "Businessman of the Year" by the local Great Valley Regional Chamber of Commerce. He sits on the Boards of Directors of the United States Geospatial Intelligence Foundation (USGIF) and Federation of Galaxy Explorers (FOGE), and is a member of the boards of governors for the Civil Air Patrol (CA) and the Aerospace Industries Association (AIA). He serves on the advisory board for Penn State Great Valley and is an associate fellow of the American Institute of Aeronautics and Astronautics (AIAA). After fulfilling his board tenure, was recently elected to the honorary position of life director of The Space Foundation.

Bruce N. Whitman, age 75, has been a Director of the Company since 1997. He is the President, CEO, and a Director of FlightSafety International and has held other positions such as Executive Vice President since 1961. He is currently a Director and Chairman of the Executive Committee of the Company, Co-Chairman of the Board and Chairman of the Nominating Committee of the Congressional Medal of Honor Foundation, a Director of the General Aviation Manufacturers Association, a Director of the Wings Club, and a Director Emeritus of the Smithsonian National Air and Space Museum. He is a member of the Board of Governors of The Aerospace Industries Association, The Wings Club, the Civil Air Patrol and a member of its Executive and Audit Committee, a trustee of the Falcon Foundation, the Kent School, and the National World War II Museum.

Richard R. Schilling, Jr., age 83, has been a Director of the Company since 1974. Mr. Schilling is a member of the law firm of Burns, Kennedy, Schilling & O'Shea, New York, New York.

James J. Morgan, age 66, has been a Director of the Company since September 12, 2005. Mr. Morgan is a partner in the New York City based private equity firm Jacobson Partners. In his role at Jacobson Partners, Mr. Morgan serves as a Board Member of Bertucci's Inc. Mr. Morgan retired in 1997 as President and Chief Executive Officer of Philip Morris Incorporated.

BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended October 31, 2008, the Board of Directors held four regularly scheduled meetings and no special meetings. From time to time, the Board of Directors also acts by unanimous written consent and, during fiscal 2008, the Board of Directors acted by unanimous written consent three times. Each of our directors attended all of the scheduled meetings of the Board and the Committees on which they served. We encourage each of our Directors to attend the Annual Meeting. To that end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our Annual Meeting. Each member of our Board of Directors attended the 2008 Annual Meeting.

Although the Company is not listed on the NASDAQ Stock Market ("NASDAQ"), the Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Graziani, Whitman, Schilling, and Morgan are independent directors, as "independence" is defined by NASDAQ listing standards.

The Board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a formal Nominating Committee; however, all of the Directors review and approve all Director nominees presented to the Board.

AUDIT COMMITTEE

Members: Mr. Graziani, Mr. Schilling, and Mr. Whitman.

The Audit Committee's responsibilities include the following: approve the registered public accounting firm to be retained by the Company; meet with the Company's registered public accounting firm at least annually to review the scope and the results of the annual audit; receive and consider the auditors' comments as to internal controls, accounting staff, management performance, and procedures performed as well as results obtained in connection with the audit; and periodically review and approve major accounting policies and significant internal control procedures. In addition, the Audit Committee reviews the independence of the registered public accounting firm and its fee for services rendered to the Company and discusses with the registered public accounting firm any other audit-related matters that may arise during the year. The Members of the Audit Committee have been appointed by the Board of Directors. Although the Company is not listed on NASDAQ, all of the Audit Committee Members meet the independence requirements of the NASDAQ listing standards. Additionally, the Board of Directors has determined that Mr. Graziani meets the Securities and Exchange Commission's criteria of an "audit committee financial expert" as set forth in Item 407(d)(5) of Regulation S-K. Mr. Graziani acquired the attributes necessary to meet such criteria by means of having held positions that provided relevant experience.

The Audit Committee held four meetings during fiscal year 2008. The Board of Directors has adopted a Charter to set forth the Audit Committee's responsibilities. The Audit Committee Charter is available on the Company's website at www.passur.com/who-we-are-investors-committees.htm.

REPORT OF THE AUDIT COMMITTEE:

The Board of Directors has appointed an Audit Committee, consisting of three Directors.

The purpose of the Audit Committee is to assist our Board of Directors with the oversight of the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory matters, the registered public accounting firm's qualifications and independence, and the performance of our Company's registered public accounting firm. The Audit Committee oversees the Company's accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The registered public accounting firm is responsible for auditing our financial statements and expressing an opinion that the financial statements are in conformity with generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the registered public accounting firm, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and other such matters as are required to be discussed with the registered public accounting firm by the Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has discussed with the registered public accounting firm the auditors' independence from management. The Company and the Audit Committee have received the written disclosures and the letter from the registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the registered public accounting firm the registered public accounting firm's independence.

The Audit Committee discussed with the Company's registered public accounting firm the overall scope and plans for their respective audit. The Audit Committee meets with the registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal 2008.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's registered public accounting firm.

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

                             Respectfully submitted,

                             Paul L. Graziani, Audit Committee Chair
                             Richard R. Schilling, Audit Committee Member
                             Bruce N. Whitman, Audit Committee Member

COMPENSATION COMMITTEE

Members: Mr. Graziani, Mr. Schilling, Mr. Whitman, and Mr. Morgan.

The Compensation Committee determines salaries, bonuses, and incentive compensation for the Company's executive officers. In addition, the Compensation Committee has authority to recommend awards of stock options, stock bonuses, and other equity-based compensation to executives, employees, and consultants under the Company's 1999 Stock Incentive Plan which expired on March 22, 2009, and to otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. If the shareholders approve the Company's 2009 Stock Incentive Plan (see Proposal No. [2] below), the Compensation Committee will have authority to grant stock options, stock bonuses, and other types of equity awards with respect to the Company's Common Stock to executives, employees, directors, and consultants of the Company. The Chief Executive Officer makes recommendations regarding all compensation increases to the Compensation Committee. The Members of the Compensation Committee have been appointed by the Board of Directors. Mr. Morgan was appointed Chairman at the April 13, 2006 Board of Directors meeting. Although the Company is not listed on NASDAQ, all of the Compensation Committee Members meet the independence requirements of the NASDAQ listing standards. The Compensation Committee held one meeting during fiscal year 2008.

The Board of Directors has adopted a Charter to set forth the Compensations Committee's responsibilities. A current copy of the Compensation Committee Charter is not available on the Company's web site. The Compensation Committee Charter was included as an exhibit to the Company's definitive proxy statement for the 2007 fiscal year on Schedule 14A filed on February 28, 2008.

EXECUTIVE COMMITTEE

Members: Mr. Gilbert, Mr. Graziani, Mr. Barry, Mr. Morgan, and Mr. Whitman.

The Executive Committee was established in October 1998. The Executive Committee's primary function is to assist management in formulating the Company's strategy and to perform such other duties as may be designated by the Board of Directors. Mr. Whitman was appointed Chairman at the April 13, 2006, Board of Directors meeting. The Executive Committee did not hold any meetings during fiscal year 2008.

NOMINATING COMMITTEE

The Board believes that a separate nominating committee is not necessary at this time to ensure that candidates are properly evaluated, given the size of the Company and the Board, nor would a nominating committee add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

Currently, the Board performs the functions typical of a nominating committee, including the identification, recruitment, and selection of nominees for election as Directors of the Company. Although the Company is not listed on NASDAQ, director nominees will be evaluated by the Company's Directors who meet the independence requirements of the NASDAQ listing standards. In selecting nominees for the Board, the Company seeks to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation, and expertise that would allow them to contribute as effective Directors to the Company's governance, and who are willing to serve as Directors of a public company.

The Company does not have a specific policy on shareholder-recommended director candidates. The Board believes it is appropriate for the Company not to have such a policy because it prefers to identify and evaluate potential candidates on a case-by-case basis. However, the Board will consider director nominations made by shareholders. The Board's process for evaluating directors nominated by shareholders is the same as the process for evaluating any other director nominees. Shareholders wishing to submit director-nominee recommendations for the 2010 Annual Meeting of Shareholders should write to the Corporate Secretary, Jeffrey Devaney, PASSUR Aerospace, Inc., 47 Arch Street, Greenwich, CT 06830. Any such shareholder must meet the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same time frame for submitting a shareholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the shareholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a Director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a Director, and (4) all information regarding the candidate(s) and the shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

In order for a shareholder(s) recommended Director candidate(s) to be considered by the Board for nomination at the 2010 Annual Meeting of Shareholders, the Company must receive the recommendation no later than 5:00 P.M. local time (eastern) on November 30, 2009. Such recommendations must be sent to the Company via registered, certified, or express mail. Properly submitted shareholder recommendations will be delivered to the Board for consideration. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Board.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, directors, and employees regarding their obligations in the conduct of Company affairs. The Company's Code of Ethics and Business Conduct is available on the Company's website at www.passur.com.

SHAREHOLDER COMMUNICATIONS

Our shareholders may communicate directly with the members of the Board of Directors or the individual chairperson of standing Board committees by writing to those individuals at the following address: PASSUR Aerospace, Inc., 47 Arch Street, Greenwich, Connecticut 06830. The Company's general policy is to forward, and not intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

EXECUTIVE OFFICERS

For information with respect to Mr. Barry and Mr. Keller, who are also directors, see "Election of Directors -- Information Concerning Directors and Nominees."

Dr. James A. Cole, age 68, currently serves as Senior Vice President and the Director of Research and Development of the Company. Dr. Cole earned a Ph.D. in physics from Johns Hopkins University in 1966. He is a current member of the American Association for the Advancement of Science, American Physics Society, Association for Computing Machinery, Institute of Electrical and Electronic Engineers, and IEEE Computer Society. Dr. Cole has been with the Company since 1974.

Jeffrey P. Devaney, age 50, joined the Company as Chief Financial Officer, Treasurer, and Secretary on June 14, 2004. Prior to joining the Company, Mr. Devaney was the Chief Financial Officer at Cierant Corporation from 2002 to 2004. From 2000 to 2001, he was a Controller at SageMaker, Inc. From 1995 to 2000, he was the Controller at Information Management Associates, Inc.

Matthew H. Marcella, age 51, was named Vice-President of Software Development on January 15, 2003. Mr. Marcella joined the Company in 2001 from Cityspree Inc., where he served as lead software architect from 2000 to 2001. From 1999 to 2000, he was a Vice President at Deutsche Bank and Nomura Securities. From 1996 to 1999, he was a technical officer at UBS Securities.

Ron A. Dunsky, age 46, was named Vice President of Marketing on May 21, 2003. Mr. Dunsky joined the Company in 2001, and initially served as Director of Marketing and New Product Development. Prior to joining the Company, Mr. Dunsky was a senior aviation producer with the New York Bureau of ABCNews.com from 2000 to 2001. Prior to ABCNews.com, he was a senior aviation producer with the New York Bureau of CNN from 1995 to 2000.

Richard C. Scott, age 51, joined the Company as Senior Vice President of Sales on May 1, 2008. Prior to joining the Company, Mr. Scott was the Executive Vice President of Sales and Marketing for Antenna Software from 2006 to 2008. From 2003 to 2006, he was the Senior Vice President of North American Sales for Thomson/NETg.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's named executive officers. In its decision-making, the Compensation Committee is guided by a compensation philosophy designed to reward named executive officers for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for named executive officers to achieve the short-term and long-term goals of the Company, comprises four key components: base salary, annual bonus awards, stock option awards, and benefits.

BASE SALARY - Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

ANNUAL BONUS AWARDS - The Company's bonus program is intended to reward named executive officers for the achievement of various annual performance goals as approved by the Compensation Committee.

STOCK OPTION AWARDS - The Compensation Committee strongly believes that by providing named executive officers an opportunity to own shares of the Company's Common Stock, the best interests of shareholders and executives will be closely aligned. The number of outstanding stock options held by our named executive officers as of October 31, 2008 is disclosed in the "Outstanding Equity Awards at Fiscal 2008 Year-End" table.

BENEFITS - Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include a 401(k) plan, medical, dental, group life, disability, accidental death and dismemberment insurance. The Chief Executive Officer is provided with a vehicle.

ANALYSIS OF 2008 COMPENSATION DECISIONS

For fiscal 2008, the Compensation Committee determined that Mr. Barry, the Chief Executive Officer, was eligible for an annual salary increase and bonus award. The amount of salary increase and bonus was not determined pursuant to a specific formula. Instead, Mr. Barry's compensation was determined by the Compensation Committee based upon its evaluation regarding Mr. Barry's overall performance and, therefore, decided to increase his base salary. The Compensation Committee considered the base compensation levels provided to other Company executives, including newly hired executives. In addition, based on Mr. Barry's years of service with the Company, the Compensation Committee determined is was appropriate to reduce the at-risk component of his compensation so that the $100,000 bonus he received in the previous fiscal year was incorporated in his salary. Mr. Barry received a $125,000 salary increase and was awarded a $23,270 bonus for fiscal 2008.

In addition, the Compensation Committee determined to increase the salary of Dr. Cole, Mr. Devaney, and Mr. Keller by $25,000, $10,000, and $18,000, respectively, for their contribution to the Company's performance in fiscal 2008.

Base salary increases for Mr. Barry, Dr. Cole, Mr. Devaney, and Mr. Keller were made in February, April, and June 2008, respectively.



                                                          PRIOR        CURRENT
                                                          BASE          BASE
          NAME                 TITLE                     SALARY        SALARY
          ----                 -----                     ------        ------

James T. Barry         Chief Executive Officer          $150,000      $275,000

Dr. James  A. Cole     Senior Vice President of
                       Research and Development         $190,000      $215,000

Jeffrey P. Devaney     CFO, Treasurer, and Secretary    $135,000      $145,000

John R. Keller         Executive Vice President         $152,000      $170,000

Except for Mr. Barry, none of the Company's named executive officers were awarded a bonus for fiscal 2008. Additionally, none of the Company's named executive officers were granted stock options or equity-based awards during fiscal 2008.

                           SUMMARY COMPENSATION TABLE

The following tables set forth the compensation for the 2008 and 2007 fiscal years of the Chief Executive Officer, Chief Financial Officer and the Company's three other most highly compensated Executive Officers whose total compensation exceeded $100,000 during such year.


                                                                                       CHANGE IN
                                                                                        PENSION
                                                                                       VALUE AND
                                                                          NON-EQUITY  NONQUALIFIED
    NAME AND PRINCIPAL                                 STOCK   OPTION     INCENTIVE     DEFERRED      ALL OTHER
         POSITION          YEAR   SALARY     BONUS    AWARDS  AWARDS(1)     PLAN     COMPENSATION  COMPENSATION(3)   TOTAL
                                                                        COMPENSATION(2)EARNINGS
---------------------------------------------------------------------------------------------------------------------------

     James T. Barry       2008    $226,730      -        -        -        $ 23,270       -           $12,000      $262,000
   President and CEO      2007    $150,000      -        -      $6,555     $100,000       -           $ 9,000      $265,555

   Jeffrey P. Devaney     2008    $138,616      -        -        -          -            -             -          $138,616
  CFO, Treasurer, and     2007    $132,116      -        -      $5,520       -            -             -          $137,636
       Secretary

   Dr. James A. Cole      2008    $208,365      -        -      $5,522       -            -             -          $213,887
Senior Vice-President of  2007    $179,923      -        -      $6,355       -            -             -          $186,278
Research and Development

  Matthew H. Marcella     2008    $156,500      -        -        -          -            -             -          $156,500
   Vice-President of      2007    $148,942      -        -      $2,914       -            -             -          $151,856
        Software
      Development

     John R. Keller       2008    $155,864      -       -         -          -            -             -          $155,864
Executive Vice President  2007    $142,134      -       -       $2,459       -            -             -          $144,593



1) Represents the compensation expense recognized for financial statement reporting purposes in fiscal 2008 and 2007 for the fair value of stock options in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, except for any estimated forfeitures related to service-based vesting conditions; rather than an amount paid to or realized by the named executive officer. See "Stock Based Compensation" in Note 1 to the 2008 and 2007 consolidated financial statements in the Company's Form 10-K for the fiscal years ended October 31, 2008 and 2007 for a discussion of the assumptions made in calculating this amount.
2) Represents cash awards under the Company's 2008 and 2007 performance based bonus plan. The amount earned in fiscal 2008 was paid in fiscal 2009 and the amount earned in fiscal 2007 was paid in fiscal 2008.
3) Represents the Chief Executive Officer's personal use portion of the Company vehicle.

                        2008 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive bonus that the Chief Executive Officer was eligible to receive in fiscal 2008 under the Company's 2008 performance based bonus program. There were no Equity Incentive Plan Awards or Other Stock Awards in fiscal 2008.

                         ESTIMATED FUTURE PAYOUTS UNDER
                        NON-EQUITY INCENTIVE PLAN AWARDS


                                                                 ALL OTHER
                                                                  OPTION
                                                                  AWARDS:                     GRANT DATE
                                                                 NUMBER OF                    FAIR VALUE
                                                                 SHARES OF     EXERCISE OR     OF STOCK
                     GRANT                                       STOCK OR     BASE PRICE OF     OPTION
       NAME          DATE      THRESHOLD     TARGET     MAXIMUM   UNITS       OPTION AWARDS     AWARDS
---------------------------------------------------------------------------------------------------------

  James T. Barry     2008          -       $23,270 (1)     -         -             -             -
 President and CEO


1) The amount shown reflects an estimated payment for achievement of certain goals as defined by the Company's Compensation Committee under the 2008 performance based bonus plan.


               OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END



                                                             EQUITY
                                                         INCENTIVE PLAN
                            NUMBER OF     NUMBER OF      AWARDS: NUMBER
                            SECURITIES    SECURITIES     OF SECURITIES
                            UNDERLYING    UNDERLYING      UNDERLYING
                            UNEXERCISED   UNEXERCISED     UNEXERCISED
                            OPTIONS (#)   OPTIONS (#)       UNEARNED      OPTION EXERCISE   OPTION EXPIRATION
            NAME            EXERCISABLE  UNEXERCISABLE     OPTIONS (#)        PRICE ($)            DATE
-------------------------------------------------------------------------------------------------------------
                                                              -               $0.15              7/13/2009
James T. Barry                 40,000          -              -               $0.15              7/13/2009
President and CEO              25,000          -              -               $1.63              1/26/2010
                                7,500          -              -               $2.75               4/9/2010
                               30,000          -              -               $0.81              7/16/2010
                               50,000          -              -               $0.78             10/31/2010
                               30,000          -              -               $0.25              4/13/2013
                              100,000          -              -               $0.30               3/7/2014
                               30,000          -              -               $0.51               4/6/2014
                               67,000          -              -               $0.24             11/15/2014
                               20,000          -              -
                               ------
                              399,500          -


                                      -13-


Jeffrey P. Devaney             50,000          -              -               $0.24             11/15/2014
CFO, Treasurer, and            30,000          -              -               $0.24             11/15/2014
                               ------                         -
Secretary                      80,000          -


Dr. James A. Cole              15,000          -              -               $0.15              7/13/2009
Senior Vice-President of       30,000          -              -               $0.84              7/26/2010
Research and Development        5,000          -              -               $0.40             10/21/2012
                               20,000          -              -               $0.36              7/23/2013
                               50,000          -              -               $0.28               6/6/2015
                               13,333        6,667            -               $0.52             12/28/2015
                               ------        -----
                              133,333        6,667

Matthew H. Marcella            30,000          -              -               $0.41               7/1/2011
Vice-President of Software      5,000          -              -               $0.40             10/21/2012
Development                    20,000          -              -               $0.36              7/23/2013
                               30,000          -              -               $0.30               3/9/2014
                               30,000          -              -               $0.51               4/6/2014
                               ------
                              115,000

John R. Keller                 12,500          -              -               $0.15              7/13/2009
Executive Vice-President       30,000          -              -               $0.84              7/13/2009
                               15,000          -              -               $0.25              4/13/2013
                               30,000          -              -               $0.30              3/14/2014
                               20,000          -              -               $0.24             11/15/2014
                               ------
                              107,500



(1) Prior to February 1, 2007, options vest ratably over a three year period in equal annual increments. Stock options granted after February 1, 2007 vest ratably over a five year period in equal annual increments. The named executive officers have not been granted any stock options that vest over a five year period. Options expire after the tenth anniversary of the grant date.


OPTION EXERCISES

--------------------------------------------------------------------------
                              OPTION AWARDS
--------------------------------------------------------------------------
--------------------------------------------------------------------------
                             NUMBER OF SHARES        VALUE REALIZED ON
NAME                       ACQUIRED ON EXERCISE          EXERCISE
--------------------------------------------------------------------------
--------------------------------------------------------------------------
Dr. James A. Cole                 20,000                 $67,400
--------------------------------------------------------------------------
--------------------------------------------------------------------------
John R. Keller                    20,000                 $67,400
--------------------------------------------------------------------------
--------------------------------------------------------------------------
Matthew H. Marcella               15,000                 $57,600
--------------------------------------------------------------------------

NONQUALIFIED DEFERRED COMPENSATION

The Company does not maintain any nonqualified deferred compensation plans for its named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

All named executive officers of the Company are employed on an at-will basis. There are no contracts, agreements, plans, or arrangements that provide for payments to a named executive officer at, following or in connection with any termination, or change in the named executive officers responsibilities. Under the Company's 1999 Stock Incentive Plan and 2009 Stock Incentive Plan (which is being presented for shareholder approval at the Annual Meeting - see Proposal No. [2] below) all outstanding stock options and other equity based awards will immediately vest upon a change in control of the Company, unless a specific grant provides otherwise. All unvested stock options currently held by named executive officers will immediately vest upon a change in control of the Company. The aggregate value of unvested stock options at October 31, 2008 is zero because in the aggregate of all of the stock options, the exercise price exceeds the market price as of October 31, 2008.

                        FISCAL 2008 DIRECTOR COMPENSATION

Directors who are not employees of the Company are currently paid $500 for each meeting of the Board of Directors and each committee meeting attended in person or by phone, except for Mr. Gilbert, who receives a retainer of approximately $16,000 per annum for services as such and does not receive any meeting fees. Mr. Barry and Mr. Keller, who are employees of the Company, receive no additional compensation for their services as Directors of the Company. Directors are reimbursed for expenses they incur to attend meetings of the Board and its committees.

On September 12, 2005, Mr. Morgan received options to purchase 30,000 shares of common stock when he joined the Board of Directors. The options vested ratably over a three year period. On September 12, 2005, to compensate for their service on the Executive Committee, Mr. Graziani and Mr. Whitman received options to purchase 25,000 shares of common stock, which also vested ratably over a three year period.

In addition, on April 13, 2006, to compensate Mr. Whitman, Mr. Morgan, and Mr. Graziani for services as the Chairmen of the Executive Committee, the Compensation Committee and the Audit Committee, respectively, each received options to purchase an additional 25,000 shares of common stock, which vest ratably over a three year period. The Company, in fiscal year 2008, did not grant any stock options to named Executive Officers.

The table below sets forth the compensation of the Company's non-employee Directors for the 2008 fiscal year.

                             DIRECTORS COMPENSATION

                              FEES
                            EARNED OR
                             PAID IN       STOCK     OPTION
NAME                          CASH        AWARDS     AWARDS              TOTAL
--------------------------------------------------------------------------------
G.S. Beckwith Gilbert        $15,912(1)      -         -               $ 15,912
Richard R. Schilling, Jr.    $ 2,000(2)      -         -               $  2,000
Bruce N. Whitman             $ 2,000(2)      -     $5,187 (3)          $  7,187
Paul L. Graziani             $ 2,000(2)      -     $5,187 (3)          $  7,187
James J. Morgan              $ 2,000(2)      -     $5,187 (3)          $  7,187




     (1)  For services rendered as Chairman of the Board.
     (2) Directors who are not employees of the Company receive $500 for regular Board meetings and $500 per Committee meeting attended in person or by teleconference.
     (3) Represents the compensation expense recognized for financial statement reporting purposes in fiscal 2008 for the fair value of stock options in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, except for any estimated forfeitures related to service-based vesting conditions; rather than an amount paid to or realized by the director. See "Stock Based Compensation" in Note 1 to the 2008 consolidated financial statements in the Company's Form 10-K for the fiscal year ended October 31, 2008 for a discussion of the assumptions made in calculating this amount.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended the "Exchange Act", requires the Company's directors, executive officers, and 10% stockholders to file reports of ownership and reports of change in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, the Company believes that directors, executive officers, and 10% stockholders complied with all 16(a) filing requirements applicable to them.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2008 with respect to the Company's common stock that may be issued under its existing equity compensation plans. The table shows the number of securities to be issued under equity compensation plans that have been approved by shareholders. The Company does not have any equity compensation plans that were not approved by shareholders.


--------------------------------------------------------------------------------------------------------
                                                                                 NUMBER OF SECURITIES
                                                                                  REMAINING AVAILABLE
                                                                                  FOR FUTURE ISSUANCE
                                                                                     UNDER EQUITY
                                 NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE      COMPENSATION PLANS
                                 BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                 OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    REFLECTED IN COLUMN)
PLAN CATEGORY                    WARRANTS, AND RIGHTS      WARRANTS, AND RIGHTS            (A)
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                           (A)                    (B)                      (C)

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLAN
  APPROVED BY SECURITY HOLDERS         1,785,500                 $ .75                    381,167
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS
 NOT APPROVED  BY SECURITY
 HOLDERS                                    -                     -                         -

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
TOTAL                                  1,785,500                 $ .75                    381,167
--------------------------------------------------------------------------------------------------------


(1) Does not include the additional 500,000 shares proposed to be authorized under the 2009 Stock Incentive Plan, subject to shareholder approval at the Annual Meeting, or take into account the 381,167 share reduction that resulted from the expiration of the Company's 1999 Stock Incentive Plan on March 22, 2009.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock, $0.01 par value, beneficially owned by each Director of the Company, each nominee for Director of the Company, each Executive Officer of the Company, and all Directors, Nominees and Executive Officers of the Company, as a group as of February 22, 2009. Unless otherwise indicated below, each person indicated in the table has sole voting and investment power with respect to all shares included therein.

                              AMOUNT AND NATURE OF           PERCENT OF
 NAME OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP           CLASS (1)
--------------------------------------------------------------------------------
G.S. Beckwith Gilbert             2,723,515 (2)                65.68
John R. Keller                      224,500 (3)                 5.28
Richard R. Schilling, Jr.            33,000 (4)                  .79
Dr. James A. Cole                   179,400 (5)                 4.19
Bruce N. Whitman                    229,667 (6)                 5.41
Paul L. Graziani                    101,667 (7)                 2.40
James J. Morgan                      85,000 (8)                 2.00
James T. Barry                      399,500 (9)                 8.79
Jeffrey P. Devaney                   80,000 (10)                1.89
Matthew H. Marcella                 130,000 (11)                3.05
Ron A. Dunsky                       165,000 (12)                3.83


Officers and Directors
  as a Group (11 persons)         4,351,249                   103.31
--------------------------------------------------------------------------------

(1) For the purposes of this table, "percent of class" held by each person has been calculated based on a total class equal to the sum of (i) 4,146,448 shares of Common Stock issued and outstanding on February 22, 2009, plus
     (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 22, 2009, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 107,500 options that are exercisable out of an aggregate 107,500 granted Mr. Keller.

(4) Includes 30,000 options that are exercisable out of an aggregate 30,000 granted Mr. Schilling.

(5) Includes 140,000 options that are exercisable out of an aggregate 140,000 granted Dr. Cole.

(6) Includes 95,000 options that are exercisable out of an aggregate 95,000 granted Mr. Whitman.

(7) Includes 95,000 options that are exercisable out of an aggregate 95,000 granted Mr. Graziani.

(8) Includes 85,000 options that are exercisable out of an aggregate 85,000 granted Mr. Morgan.

(9) Includes 399,500 options that are exercisable out of an aggregate 399,500 granted Mr. Barry.

(10) Includes 80,000 options that are exercisable out of an aggregate 80,000 granted Mr. Devaney.

(11) Includes 115,000 options that are exercisable out of an aggregate 115,000 granted Mr. Marcella.

(12) Includes 165,000 options that are exercisable out of an aggregate 165,000 granted Mr. Dunsky.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the only persons who, to the best knowledge of the Company as derived from such person's filings with the Securities and Exchange Commission, beneficially owned more than 5% of the Common Stock of the Company as of February 22, 2009. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.



                 NAME AND ADDRESS             AMOUNT AND NATURE     PERCENT OF
TITLE OF CLASS   OF BENEFICIAL OWNER             OF OWNERSHIP        CLASS (1)
---------------- -------------------------- ---------------------- -------------
Common Stock     G.S. Beckwith Gilbert         2,723,515   (2)        65.68
                 47 Arch Street
                 Greenwich, CT 06830

Common Stock     James T. Barry                  399,500   (3)         8.79
                 47 Arch Street
                 Greenwich, CT 06830

Common Stock     John R. Keller                  224,500   (4)         5.28
                 35 Orville Drive
                 Bohemia, NY 11716

Common Stock     Bruce N. Whitman                229,667   (5)         5.41
                 FlightSafety International
                 Marine Air Terminal
                 LaGuardia Airport
                 Flushing, NY 11371

---------------- -------------------------- ---------------------- -------------



(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 4,146,448 shares of Common Stock issued and outstanding on February 22, 2009, plus
     (ii) for such person the number of shares of Common Stock subject to Stock Options or Warrants presently exercisable, or exercisable within 60 days after February 22, 2009, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 399,500 shares of Common Stock subject to Stock Options presently exercisable, or exercisable within 60 days after February 22, 2009, held by Mr. Barry.

(4) Includes 107,500 shares of Common Stock subject to Stock Options presently exercisable, or exercisable within 60 days after February 22, 2009, held by Mr. Keller.

(5) Includes 95,000 shares of Common Stock subject to Stock Options presently exercisable, or exercisable within 60 days after February 22, 2009, held by Mr. Whitman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2008, G.S. Beckwith Gilbert, the Company's significant shareholder and Chairman, loaned the Company an additional $1,200,000, of which $600,000 was loaned to the Company during the three months ended October 31, 2008, bringing the principal amount of notes due to Mr. Gilbert to $13,814,880 on October 31, 2008 and which matures on November 1, 2011. Interest shall be payable at the annual rate of 4.5% from November 1, 2008 to January 31, 2009 payable in cash. Beginning February 1, 2009 through October 31, 2011, the annual interest rate will be 9% payable as follows: interest at the annual rate of 6% will be payable in cash plus the remaining interest at the annual rate of 3% will be payable at the option of the Company in cash or "paid in kind" and added to the principal of the note. Interest payments shall be made annually at October 31 of each year. The notes payable are classified as long-term as of October 31, 2008. The notes payable-related party are classified as long-term liabilities because no amounts are due before October 31, 2009. The Company has a commitment from Mr. Gilbert that if the Company, at any time, is unable to meet its obligations through January 28, 2010, Mr. Gilbert will provide the necessary continuing financial support to the Company in order for the Company to meet such obligations. Such commitment for financial support may be in the form of additional advances or loans to the Company, in addition to the deferral of principal and interest payments due on the existing loans, if deemed necessary. The notes are secured by the Company's assets.

The Company considers any transaction that would require disclosure under Item 404(a) of Regulation S-K to be a related-party transaction. To date, the Company had not adopted a formal written policy with respect to related-party transactions. However, an informal, unwritten policy has been in place whereby all such related-party transactions are reported to, and approved by, the full Board of Directors (other than any interested Director).


II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS APPOINTMENT

The Audit Committee has appointed BDO Seidman, LLP, to audit the Company's consolidated financial statements for the fiscal year ending October 31, 2009, subject to the ratification of such appointment by the shareholders at the Annual Meeting. Such firm has no financial interest, either direct or indirect, in the Company. The Board of Directors anticipate that representatives from BDO Seidman, LLP, will attend the annual meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required to ratify the appointment of BDO Seidman, LLP, as the Company's independent registered public-accounting firm. The Audit Committee is directly responsible for the appointment and retention of the Company's independent registered public-accounting firm. Although ratification by shareholders is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting the shareholders to ratify the selection of BDO Seidman, LLP, as the Company's independent registered public-accounting firm is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

AUDIT AND AUDIT RELATED FEES

The aggregate fees billed to the Company for the fiscal years ended October 31, 2008, and 2007, respectively, by the Company's independent registered public-accountants, BDO Seidman, LLP, are as follows:

                                               2008               2007
                                             --------           --------
         Audit Fees                          $129,500           $121,000
         Audit Related Fees                  $  4,250           $ 14,750
         Tax fees                            $ 19,000           $ 17,500
                                             --------           --------
         Total                               $152,750           $153,250

         AUDIT FEES:

Fees billed to the Company by BDO Seidman, LLP, relate to the services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q for fiscal years ended October 31, 2008, and 2007, respectively.

AUDIT RELATED FEES:

Audit related fees billed to the Company by BDO Seidman, LLP, during fiscal 2008 and 2007 related to the Company's pending registration statement to be filed.

TAX FEES:

Tax fees billed to the Company for fiscal years 2008 and 2007 are comprised of fees for preparing federal and state tax returns and related tax compliance matters. The Audit Committee has considered whether the provision of non-audit fees for services is compatible with maintaining the principal accountant's independence.

ALL OTHER FEES:

There were no other fees paid for professional services to the principal accountants for fiscal years 2008 and 2007.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with SEC policies regarding auditor independence, the Audit Committee (the "Audit Committee") has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

Prior to engagement of the independent registered public accounting firm, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those not requiring pre-approval based upon the de minimus exception set forth in Section 202(i)(1)(b) of the Sarbanes-Oxley Act of 2002, to be performed by the registered public accounting firm, to the extent required by law, according to established procedures. The Audit Committee may delegate to one or more Audit Committee members the authority to grant pre-approvals for audit and permitted non-audit services to be performed by the registered public accounting firm, provided that the decisions of such members to grant pre-approvals will be presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by BDO Seidman, LLP, as described above were approved by the Company's Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP, AS REGISTERED PUBLIC ACCOUNTING FIRM.


III. APPROVAL OF 2009 STOCK INCENTIVE PLAN

On February 25, 2009, the Board of Directors unanimously adopted, subject to shareholder approval, the Company's 2009 Stock Incentive Plan (the "Plan") in order to replace the Company's 1999 Stock Incentive Plan (the "1999 Plan"), which expired on March 22, 2009. The Plan authorizes the issuance of an aggregate of 500,000 shares of Common Stock to directors, employees, and consultants of the Company and its related companies pursuant to awards under the Plan. There were 381,167 unused shares of Common Stock (i.e., shares that were not subject to outstanding awards) available under the 1999 Plan at the time of its expiration. Therefore, the new Plan only authorizes the issuance of an additional 118,833 shares of Common Stock, when compared to the number of shares that were available immediately prior to the expiration of the 1999 Plan.

The Board believes that the Plan is necessary for the Company to attract and retain highly competent individuals upon whose judgment, initiative and leadership the future success of the Company will, in a large measure, depend. The Plan reflects the Company's view that in today's employment environment it is critical to have the flexibility to offer attractive, equity-based compensation packages in order to recruit and retain qualified directors, employees, and consultants.

DESCRIPTION OF THE PLAN

Shareholders are encouraged to review the Plan, a copy of which is attached hereto as Exhibit A. This summary of the material terms of the Plan is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION. The Plan will be administered by the Compensation Committee or such other committee of directors as the Board may designate from time to time (the "Committee"), except with respect to awards made to non-employee directors of the Company ("Outside Directors"). The Plan will be administered by the full Board with respect to awards to Outside Directors. (References in this proposal to the Committee in the context of awards to Outside Directors shall be deemed to be to the Board). The Committee will have full power and authority to grant awards under the Plan and to interpret and administer the Plan. Without limiting the foregoing, the Committee may substitute new options under the Plan for previously granted options (including previously granted options having higher exercise prices).

ELIGIBILITY & TYPES OF AWARDS. Directors, employees, and consultants of the Company and its related companies are eligible to receive awards under the Plan. Awards granted under the Plan may be made in the form of: stock options, including incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, deferred stock, and bonus stock. ISOs may only be granted to employees of the Company or any of its parent or subsidiary corporations.

AGGREGATE SHARE LIMITATION. The total number of shares of Common Stock which may be issued pursuant to the Plan is 500,000 (such number, as well as the individual share limitations below, are subject to adjustment in the event of stock splits, stock dividends and similar recapitalization events specified in the Plan), all of which may be issued pursuant to ISOs. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of an SAR for cash or the payment of any other award in cash shall not count against this limit. To the extent a stock option or SAR terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares are forfeited or used to pay the exercise price of an option or withheld to satisfy tax withholding obligations, such shares subject shall not count against the above limit. At the close of trading on February 25, 2009, the closing price of the Common Stock was $2.00.

INDIVIDUAL SHARE LIMITATIONS. No employee may be granted stock options or SARs under the Plan with respect to more than 100,000 shares of Common Stock in any fiscal year. No employee may be granted performance awards (described below) under the Plan (other than stock Options or SARs) with respect to more than 100,000 shares of Common Stock in any fiscal year.


STOCK OPTIONS. Stock options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine. The exercise price per share of Common Stock shall be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant. Unless determined to the Committee, the term of each stock option shall be ten years from the date of grant. Stock options shall be exercisable at such time or times and subject to such terms as shall be determined by the Committee. Unless determined otherwise by the Committee, all options shall vest 20% on each of the first, second, third, fourth, and fifth anniversaries of the grant. In the event of an employee's termination of employment or other service with the Company, any outstanding options will be exercisable to the extent provided in the award agreement evidencing such stock option.

STOCK APPRECIATION RIGHTS. An SAR shall entitle the holder thereof to receive payment of an amount, in cash, shares of Common Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the number of shares of Common Stock as to which the award is granted on the date of exercise over an amount, which may not be less than the fair market value of the Common Stock on the date of the award, specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

RESTRICTED STOCK. The Committee may award restricted shares of Common Stock under the Plan to eligible persons, in such form and on such terms and conditions as the Committee may determine. Each restricted stock award shall specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient and the date or dates on which, or the conditions upon the satisfaction of which, the restricted stock will vest. The grant and/or the vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or a related company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. Except as may be permitted by the Committee, no share of restricted stock may be sold, transferred, assigned, pledged or otherwise encumbered by the recipient until such share has vested in accordance with the terms of the restricted stock award. The Committee may provide that recipients shall have the right to vote or receive dividends on restricted stock. Except as may be provided by the Committee, in the event of a recipient's termination of employment or other service before all of his or her restricted stock has vested, or in the event any conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested shall be forfeited.

DEFERRED STOCK. The Committee may award deferred stock under the Plan to eligible persons, in such form and on such terms and conditions as the Committee may determine. Each deferred stock award shall specify the number of shares of Common Stock subject to the award and the duration of the period during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of deferred stock, or receipt of Common Stock or cash at the end of the deferral period, upon the attainment of specified performance objectives or such other criteria as the Committee may determine. Except as may be provided by the Committee, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the deferral period. At the expiration of the deferral period, the recipient shall receive certificates for the number of shares of Common Stock equal to the number of shares covered by the deferred stock award, cash equal to the fair market value of such Stock, or a combination of shares and cash, as the Committee may determine. In the event of a recipient's termination of employment or other service before the deferred stock has vested, his or her deferred stock shall be forfeited.

BONUS STOCK. The Committee may award bonus stock under the Plan to eligible persons, subject to such terms and conditions as the Committee shall determine. No person who is the beneficial owner of 5% or more of the outstanding shares of Common Stock shall be entitled to receive such an award. The grant of bonus stock may be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine and shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.

PERFORMANCE AWARDS. The Committee may designate awards as performance awards. Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a performance award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined in the Plan) and unless otherwise determined by the Committee, (i) all outstanding options and SARs will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any outstanding restricted stock and deferred stock awards shall lapse and such shares and awards shall be deemed fully vested; and (iii) the Committee may, in its discretion, cancel any outstanding awards and pay the holders, in cash, the value of such Awards based on the highest price per share of Company common stock received or to be received by shareholders of the Company in connection with the Change in Control.

AMENDMENT AND TERMINATION. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareholder approval except as required to satisfy applicable law or exchange requirements, including Sections 162(m) or 422 of the Code.

EXPIRATION DATE. Unless earlier terminated, the Plan will expire on February 24, 2019.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a brief discussion of the U.S. federal income tax consequences for options granted under the Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

With respect to NQSOs, (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

No taxable income is realized by an employee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes.

If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Company will be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his/her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a NQSO.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1 million per year per person to certain of its executive officers. The Plan is intended to satisfy an exception with respect to grants of options and SARs to these covered executives. In addition, the Plan is designed to permit performance awards to qualify for the "performance-based compensation" exception to the deduction limitation under Section 162(m) of the Code.

NEW PLAN BENEFITS

Because awards to be granted in the future under the Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts received or that will be received under the Plan by our officers or other employees.

                              SHAREHOLDER PROPOSALS

The eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals, and other governing shareholder proposals are regulated by the rules (the "Shareholder Proposal Rules") adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2010 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 47 Arch Street, Greenwich, CT 06830, no later than November 20, 2009.

In addition, in accordance with the Shareholder Proposal Rules, written notice of the shareholder proposals to be submitted outside of Rule 14a-8 described above for consideration at the 2010 Annual Meeting of Shareholders, but not to be included in the Company's proxy materials, must be received by the Company, at the address set forth in the preceding paragraph, on or before February 3, 2010, in order to be considered timely for purposes of the Shareholder Proposal Rules. The persons designated as proxies by the Company in connection with the 2010 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company did not receive timely notice.

                              COST OF SOLICITATION

The Company is making this solicitation. The cost of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees, and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be by mail.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company's Form 10-K for the fiscal year ended October 31, 2008, including all financial statements and schedules (but without exhibits), as filed with the Securities and Exchange Commission, is included herewith and is also available on the Company's website at WWW.PASSUR.COM.

The information under the headings "Compensation Committee Report" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act and, unless specific references is made therein to such headings, will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

                                    EXHIBIT A

                             PASSUR AEROSPACE, INC.

                            2009 STOCK INCENTIVE PLAN
Section 1.

                                    PURPOSES

         The purposes of the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan (the "Plan") are (i) to enable PASSUR Aerospace, Inc., a New York corporation (the "Company") and its Related Companies (as defined below) to attract, retain, and reward directors, employees and consultants of the Company and its Related Companies ("Eligible Persons") and strengthen the existing mutuality of interests between such persons and the Company's shareholders by offering such persons equity interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

                                   Section 2.

                                 TYPES OF AWARDS

         2.1 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and/or
(v) Bonus Stock (collectively, "Awards").

         2.2 An Eligible Person may be granted one or more types of Awards, which may be independent or granted in tandem. If two Awards are granted in tandem to an Eligible Person, the Eligible Person may exercise (or otherwise receive the benefit of) one Award only to the extent he or she relinquishes the tandem Award.

                                   Section 3.

                                 ADMINISTRATION

         3.1 The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors each of whom is
(a) a non-employee director, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule, and (b) an outside director satisfying the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board.

         3.2 The Committee shall have full authority and power, except with respect to Awards to Outside Directors (as defined below), to grant Awards, to interpret the Plan and to make such rules and regulations and establish such practices and procedures as it deems appropriate for the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to Awards to Outside Directors, the Committee shall have the authority and power, subject to the Plan and applicable law and exchange requirements, to determine:

                  (a) whether and to what extent any Award or combination of Awards will be granted hereunder, including whether any Awards will be granted in tandem with each other;

                  (b) the Eligible Persons to whom Awards will be granted;

                  (c) the number of shares of the common stock of the Company (the "Stock") to be covered by each Award granted hereunder subject to the limitations contained herein;

                  (d) the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based solely on such performance objectives (the "Performance Objectives");

                  (e) the treatment of Awards upon an Eligible Person's retirement, disability, death, termination for cause or other termination of employment or other service;

                  (f) the fair market value of the Stock on a given date pursuant to a formula or otherwise; provided, however, that if the Committee fails to make a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the next preceding date on which a sale occurred;

                  (g) that an amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the grantee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the grantee, or that the grantee has no rights with respect to such dividends;

                  (h) whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award will be deferred either automatically or at the election of a grantee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                  (i) whether to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent; and

                  (j) whether to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices, and the terms and conditions of such new Stock Options.

         3.3 The Committee shall have the right to designate Awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies; sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Objective shall be made in writing. The Committee shall have discretion to modify the Performance Objective or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

         3.4 The Committee, in its sole discretion, may delegate the Committee's authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other employee or committee of employees of the Company, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee, as applicable, may from time to time establish, except that only the Committee may make any determinations regarding Awards to Eligible Individuals who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code or which by law may not be delegated.

         3.5 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, unless and except to the extent that, in the case of determinations by the Committee, the Board shall have previously directed that all or specified types of determinations of the Committee shall be subject to approval by the Board.

         3.6 Notwithstanding the foregoing and anything else in the Plan to the contrary, the Board shall have sole authority and power to grant Awards under the Plan to any Director of the Company who is not also an employee of the Company or a Related Company (an "Outside Director"). With respect to Awards to Outside Directors, (i) the Board shall have sole authority and power to make all determinations contemplated by Section 3.2 above; to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan, and (ii) references herein to the "Committee" shall be deemed to be references to the "Board."

         3.7 Each Award granted under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award.

                                   Section 4.

                              STOCK SUBJECT TO PLAN

         4.1 The total number of shares which may be issued pursuant to Awards granted under the Plan shall be 500,000 shares of Stock (subject to adjustment as provided below), all of which may be issued pursuant to Incentive Stock Options (as defined below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other Award in cash shall not count against this share limit.

         4.2 To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an Award terminates without the Award holder having received payment of the Award, or shares awarded are forfeited, the shares subject to such Award shall again be available for issuance in connection with future Awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the exercise price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

         4.3 No employee shall be granted Stock Options or Stock Appreciation Rights with respect to more than 100,000 shares of Stock under the Plan in any fiscal year (subject to adjustments as provided in Section 4.4). No employee shall be granted Performance Awards (other than Stock Options or Stock Appreciation Rights) with respect to more than 100,000 shares of Stock under the Plan in any fiscal year (subject to adjustment as provided in Section 4.4).

         4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate and type number of shares reserved for issuance under the Plan, the number and type of shares with respect to which Stock Options or Stock Appreciation Rights may be granted to any individual in any fiscal year, the number and type of shares subject to outstanding Awards and the amounts to be paid by Award holders or the Company, as the case may be, with respect to outstanding Awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

                                   Section 5.

                                   ELIGIBILITY

         Each individual who is an Eligible Person may be granted Awards under the Plan. Notwithstanding the foregoing, Incentive Stock Options may only be granted to employees of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code.

                                   Section 6.

                                  STOCK OPTIONS

         6.1 The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options; provided, that Eligible Persons who are not employees of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         6.2 Subject to the following provisions, Stock Options awarded to Eligible Persons under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (a) The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

                  (b) Unless determined otherwise by the Committee, the term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service.

                  (c) Stock Options shall be exercisable at such time or times and subject to such terms as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part. Unless determined otherwise by the Committee, all options shall vest 20% on each of the first, second, third, fourth and fifth anniversaries of the grant.

                  (d) Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner and on such terms as the Committee may provide in the Award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to Awards hereunder, "cashless exercise", any other manner permitted by law determined by the Committee, or any combination of the foregoing. If the Committee determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, a number of the shares received upon such exercise equal to the number of shares of restricted Stock so used shall be restricted in accordance with the original terms of the Restricted Stock Award.

                  (e) An optionee shall have neither rights to dividends nor other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  (f) Unless otherwise provided by the Committee solely with respect to Non-Qualified Stock Options, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                  (g) Following the termination of an optionee's employment or other service with the Company or a Related Company, the Stock Option shall be exercisable to the extent provided by the Committee in the Award Agreement evidencing such Stock Option and the Committee may provide that upon termination of employment or other service all Stock Options are forfeited and are no longer exercisable. The Committee may provide different post-termination exercise provisions with respect to termination for different reasons.

         6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (a) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (b) be exercisable more than five years after the date such Incentive Stock Option is awarded.

                                   Section 7.

                            STOCK APPRECIATION RIGHTS

         7.1 A Stock Appreciation Right awarded to an Eligible Person shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the number of shares of Stock as to which the Award is granted on the date of exercise over an amount, which may not be less than the fair market value of the Stock on the date of the award of the Stock Appreciation Right, specified by the Committee. Any such Award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

                                   Section 8.

                                RESTRICTED STOCK

         Subject to the following provisions, all Awards of Restricted Stock to Eligible Persons shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (a) The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

                  (b) Stock certificates representing the Restricted Stock awarded to an Eligible Person shall be registered in the person's name, but the Committee may direct that such certificates be held by the Company on behalf of the person. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the recipient until such share has vested in accordance with the terms of the Restricted Stock Award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the recipient (or his or her designated beneficiary in the event of death), free of all restrictions.

                  (c) The Committee may provide that the Eligible Person shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                  (d) Except as may be provided by the Committee, in the event of a recipient's termination of employment or other service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the recipient shall be returned to the recipient or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the recipient.

                  (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the recipient's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

                                   Section 9.

                              DEFERRED STOCK AWARDS

         Subject to the following provisions, all Awards of Deferred Stock to Eligible Persons shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (a) The Deferred Stock Award shall specify the number of shares of Deferred Stock to be awarded to any Eligible Person and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Committee may determine.

                  (b) Except as may be provided by the Committee, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                  (c) At the expiration of the Deferral Period, the recipient (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock Award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                  (d) In the event of a recipient's termination of employment or other service before the Deferred Stock has vested, his or her Deferred Stock Award shall be forfeited.

                  (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock Award, other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

                                  Section 10.

                                   BONUS STOCK

         The Committee may award Bonus Stock to an Eligible Person subject to such terms and conditions as the Committee shall determine, provided no person who is the beneficial owner of 5% or more of the outstanding shares of the Company shall be entitled to receive such an Award. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). Unless otherwise specified by the Committee, no money shall be paid by the recipient for Bonus Stock. Alternatively, the Committee may offer Eligible Persons the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock Award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

                                  Section 11.

                            ELECTION TO DEFER AWARDS

         Subject to compliance with applicable law, including, without limitation, Section 409A of the Code, the Committee may permit an Eligible Person to elect to defer receipt of an Award for a specified period or until a specified event, upon such terms as are determined by the Board.

                                  Section 12.

                                 TAX WITHHOLDING

         12.1 Each employee shall, no later than the date as of which the value of an Award first becomes includable in such person's gross income for tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

         12.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligations, or any additional tax obligation with respect to any Awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the Award (not in excess of the statutory minimum withholding requirement) or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the Award.

                                  Section 13.

                            AMENDMENT AND TERMINATION

         The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any Award previously granted without the Award holder's written consent. Amendments may be made without shareholder approval except as required to satisfy applicable law or exchange requirements, including Sections 162(m) or 422 of the Code.

                                  Section 14.

                                CHANGE OF CONTROL

         14.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent, to the extent required hereunder) of such grant:

                  (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

                  (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock Awards under the Plan shall lapse and such shares and Awards shall be deemed fully vested; and

                  (c) The Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Awards, and pay to the holders thereof within five business days of such event, in cash, the value of such Awards based upon the highest price per share of Company Common Stock received or to be received by shareholders of the Company in connection with the Change in Control (which in the case of Stock Options or Stock Appreciation Rights shall be deemed to be equal to the difference, if any, of such highest price and the exercise or base price thereof multiplied by the number of shares of Stock subject thereto), provided that, with respect to any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code that is so cancelled, settlement of such Award may only be accelerated if such Change of Control constitutes a change in control event within the meaning of Section 409A of the Code.

         14.2 A "Change of Control" shall be deemed to occur subsequent to the date of the Plan on:

                  (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of 1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

                  (b) the date on which one-third or more of the members of the Board shall consist or persons other than Current Directors (for these purposes, a "Current Director" shall mean a member of the Board on the effective date of the Plan, as well as any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

                  (c) consummation of a merger or consolidation of the Company with another corporation where the Company is not the surviving entity and where
(i) the shareholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger; or

                  (d) consummation of an agreement providing for the sale or disposition of all or substantially all of the assets of the Company.

                                  Section 15.

                               GENERAL PROVISIONS

         15.1 Each Award under the Plan shall be subject to the requirement that, if at any time the Company shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of Stock thereunder, such Award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Company.

         15.2 Nothing set forth in this Plan shall prevent the Company from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any Award hereunder shall confer upon any Award recipient any right to continued employment or other service in any capacity.

         15.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated.

         15.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         15.5 This Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

                                  Section 16.

                             EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon the date of its adoption by the Board (the "Effective Date"), in each case subject to the approval by the Company's shareholders within twelve months of the date of such adoption.

                                   Section 17.

                                    DURATION

         Unless terminated earlier by the Board, the Plan shall terminate ten years from the Effective Date.

                                      PROXY
                             PASSUR AEROSPACE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF PASSUR AEROSPACE, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 2009. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2008 are available on our website at http://www.passur.com/who-we-are-investors-sec-filings.htm.

The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and James T. Barry or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of PASSUR Aerospace, Inc. (the "Company"), to be held at 11:00 A.M., local time, on April 8, 2009, at The LaGuardia Marriott Hotel, 102-05 Ditmars Blvd, East Elmhurst, NY, or at any adjournment or postponement thereof, and to vote all shares of common stock of the Company owned of record by the undersigned at the close of business on March 2, 2009, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting:

(1)  ELECTION OF DIRECTORS

     FOR all nominees listed below              WITHHOLD AUTHORITY to vote for
     (except as marked to the contrary)         all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

James T. Barry

John R. Keller

Paul L. Graziani

Richard R. Schilling, Jr.

Bruce N. Whitman

James J. Morgan

(2) TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

         FOR          AGAINST              ABSTAIN

(3) TO APPROVE THE COMPANY'S 2009 STOCK INCENTIVE PLAN

         FOR          AGAINST              ABSTAIN

           (Continued and to be Signed and Dated on the Reverse Side)

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS AND THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN.



                                   Date: _______________________________________

                                   X  __________________________________________

                                   X  __________________________________________

                                            (IMPORTANT: Please sign exactly as
                                            your name or names appear on the
                                            label affixed hereto, and when
                                            signing as an attorney, executor,
                                            administrator, trustee or guardian,
                                            give your full title as such. If the
                                            signatory is a corporation, sign the
                                            full corporate name by duly
                                            authorized officer, or if a
                                            partnership, sign in partnership
                                            name by authorized person.)